DEAN HELLER
Secretary of State

RENEE L. PARKER
Chief Deputy
Secretary of State

PAMELA RUCKEL
Deputy Secretary
for Southern Nevada

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

CHARLES E. MOORE
Securities Administrator

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

ELLICK HSU
Deputy Secretary
for Elections

Certified Copy

December 6, 2005

Job Number: C20051206-0483
Reference Number: 00000529708-51
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20050472664-36	Amendments	7 Pages/1 Copies

Respectfully,

DEAN HELLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

FILING FEE: $25?.00
BY: DAY & ASSOCIATES
650 TOWN CENTER DR. #800
COSTA MESA, CA 92626

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

AUG 07 1986

[signature]

No 5540-86

ARTICLES OF INCORPORATION

OF

BIRCH ENTERPRISES, INC.

The undersigned, desiring to form a corporation for profit under the General Corporation Law of Nevada, does hereby certify:

FIRST: The name of said corporation shall be BIRCH ENTERPRISES, INC.

SECOND: The place in the State of Nevada where its principal office is to be located is One East First Street, Reno, County of Washoe, and the resident agent in charge thereof is The Corporation Trust Company of Nevada.

THIRD: The purpose for which the corporation is formed is to engage in any lawful activity.

FOURTH: The maximum number of shares of all classes which the corporation is authorized to have outstanding is five hundred million (500,000,000) shares, consisting of four hundred ninety five million (495,000,000) shares of Common Stock, all par value $.001 and five million (5,000,000) shares of Preferred Stock, all par value $.001. The holders of preferred stock shall have such rights, preferences, and privileges as may be determined, prior to the issuance of such shares, by the Board of Directors.

FIFTH. The members of the governing body shall be styled directors and the names and post office addresses of the first Board of Directors, to serve until their successors are elected and qualified, are as follows:

1. Rowland W. Day, II, 650 Town Center Drive, Costa Mesa, California 92626.

2. Jo L. Christensen, 650 Town Center Drive. Costa Mesa, California 92626.

3. Jehu Hand, 650 Town Center Drive, Costa Mesa, California 92626.

The corporation shall initially have three members of the Board of Directors; the number of directors may be increased or decreased pursuant to the provisions of the corporation's bylaws and chapter 78 of the Nevada Revised Statutes.

SIXTH. No capital stock issued by the corporation shall be assessable following payment of the subscription price or par value therefor.

SEVENTH: The name and post office address of the incorporator is as follows:

1. Jehu Hand, 650 Town Center Drive, Costa Mesa, California 92626.

EIGHTH. The corporation shall have perpetual existence.

NINTH. A director or officer of the corporation shall not be disqualified by his office from dealing or contracting with the corporation as a vendor, purchaser, employee, agent or otherwise.

No transaction, contract or act of the corporation shall be void or voidable or in any way affected or invalidated by reason of the fact that any director or officer of any corporation is a member of any firm, a shareholder, director or officer of the corporation or trustee or beneficiary of any trust that is in any way interested in such transaction, contract or act. No director or officer shall be accountable or responsible to the corporation for or in respect to any transaction, contract or act of the corporation for any gain or profit directly or indirectly realized by him by reason of the fact that he or any firm in which he is a member or any corporation of which he is a trustee, or beneficiary, is interested in such transaction, contract, or act; provided the fact that such director or officer or such firm, corporation or trust is so interested shall have been disclosed or shall have been known to the members of the Board of Directors as shall be present at any meeting at which action upon such contract, transaction or act shall have been taken. Any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize or take action in respect to any such contract, transaction or act, and may vote thereat to authorize, ratify or approve any such contract, transaction or act, and any officer of the corporation may take any action within the scope of his authority, respecting such contract, transaction or act, and any officer of the corporation of which he is a shareholder, director or officer, or any trust of which he is a trustee or beneficiary, were not interested in such transaction, contract or act. Without limiting or qualifying the foregoing, if in any judicial other inquiry, suit, cause or proceeding, the question of whether a director or officer of the corporation has acted in good faith is material, and notwithstanding any statute or rule of law or equity to the contrary (if any there be), his good faith shall be presumed in the absence of proof to the contrary by clear and convincing evidence.

TENTH: No shareholder of the corporation shall have any preemptive rights.

Dated this 6th day of August, 1986.

Jehu Hand, Incorporator

STATE OF CALIFORNIA)ss.
COUNTY OF ORANGE)

On August 6th, 1986, before me, the undersigned, a Notary Public in and for said State, personally appeared Jehu Hand, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrumert and acknowledged to me that he executed the same.

WITNESS my hand and official seal.

Signature

OFFICIAL SEAL
SHERYL Y BUNDY
NOTARY PUBLIC CALIFORNIA
ORANGE COUNTY
My Comm. Expires Apr 7, [illegible]

FILING FEE: $50.00
BY; DAY & ASSOCIATES
650 TOWN CENTER DRIVE
SUITE 800
COSTA MESA, CA. 92626

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

OCT 23 1986

No. 5540-86

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION

1. I, Jehu Hand, am the original incorporator of Birch Enterprises, Inc., a Nevada corporation. The original articles were filed on August 7, 1986 with the Secretary of State and August 21, 1986 with the Clerk of Washoe County, Nevada. No part of the capital of the corporation has been paid as of the date hereof.

2. Article First of the articles of incorporation is hereby amended to read as follows:

> "The name of said corporation shall be HDH Industries, Inc."

I have executed this Certificate this 16th day of October, 1986.

Jehu Hand

STATE OF CALIFORNIA)ss.
COUNTY OF ORANGE)

On October ____, 1986, before me, the undersigned, a Notary Public in and for said State, personally appeared Jehu Hand, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the above instrument and acknowledged to me that he executed the same.

WITNESS my hand and official seal.

Signature Kathleen L Le Duc

OFFICIAL SEAL
KATHLEEN L LE DUC
NOTARY PUBLIC - CALIFORNIA
ORANGE COUNTY
My comm. expires FEB 8, 1989

06(02033.04)102086

FILING FEE: $50.00

<mkl>ksh f5155-001-coa-liable-ao

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

OCT 02 1987

5540-86

BY: MARQUIS & HANEY
228 SOUTH FOURTH ST. 1ST FL
LAS VEGAS, NV 89101

CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION OF
HDH INDUSTRIES, INC.

(Change Corporate Name and Include Liability and Indemnification Provision)

The undersigned, the duly-elected President and Secretary of HDH INDUSTRIES, INC., a Nevada corporation, in compliance with NRS 78.390, being authorized and directed by the Board of Directors and the Shareholders of HDH INDUSTRIES, INC., certify:

1. By virtue of the unanimous resolution of the Board of Directors of HDH INDUSTRIES, INC. on September 14, 1987, resolutions were regularly adopted declaring the advisability and desirability of amending the Articles of Incorporation of HDH INDUSTRIES, INC. and calling a special meeting of the Shareholders for the consideration thereof, to-wit:

> RESOLVED that, subject to the ratification and approval of the Shareholders to HDH INDUSTRIES, INC. entitled to exercise the majority of the voting power, the Articles of Incorporation HDH INDUSTRIES, INC. shall be amended within the contemplation of NRS 78.385 by adding to the Articles of Incorporation, following Section TENTH, the following new Section ELEVENTH:
>
> SECTION ELEVENTH. Limitation of Personal Liability. Except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law or for the payment of dividends in violation of NRS 78.300, there shall be no personal liability of a director or officer to HDH INDUSTRIES, INC. or its stockholders for damages for breach of fiduciary duty as a director or officer.

Indemnification. HDH INDUSTRIES, INC. shall indemnify each and every one of its officers and directors, past, present and future, who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses arising out of or on account of any act or omission alleged to have been committed by such officer or director, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such officer or director in connection with the action, suit or proceeding if such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of HDH INDUSTRIES, INC. and, with respect to any criminal action or proceeding, such officer or director had no reasonable cause to believe such officer's or director's conduct was unlawful.

Limitation of Indemnification. The indemnification hereby provided for the officers and directors of HDH INDUSTRIES, INC. does not exclude any other rights to which an officer or director may be entitled for either an action in such an officer or director's official capacity or an action in another capacity while holding office;

provided that indemnification may not be made to or on behalf of any officer or director if a final adjudication by a court of competent jurisdiction establishes that the acts and omissions of such officer or director involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of the action.

<u>Benefit</u>. The indemnification and advancement of expenses hereby authorized is continuing and shall inure to the benefit of the heirs, executors and administrators of each such officer and director.

RESOLVED that, subject to the ratification and approval of the shareholders of HDH INDUSTRIES, INC., Section FIRST of the Articles of Incorporation of HDH INDUSTRIES, INC. be amended within the contemplation of NRS 78.385.1(d), to read, in its entirety, as follows:

> **FIRST: LAS VEGAS RESORTS CORPORATION shall be the exact name of the corporation.**

and it is further

RESOLVED that a special meeting of the shareholders of HDH INDUSTRIES, INC. be called to be held at 228 South Fourth Street, Las Vegas, Nevada, on September 14, 1987, at the hour of 3:15 o'clock p.m. for the purpose of acting upon the foregoing amendment, of which meeting written notice is hereby directed to be given to each shareholder entitled to vote, unless any shareholders may waive notice and consent in the manner prescribed by NRS 78.370.6 and NRS 78.375, in which event such meeting may be held at any time thereby consented to, in order to consider the ratification and adoption of the foregoing amendment to the Articles of Incorporation; and it is further

RESOLVED that, if at such meeting, shareholders entitled to exercise the majority of the voting power shall, by resolution, ratify, adopt and approve such

amendment to the Articles of Incorporation or, in the alternative, if such shareholders shall consent in writing to the same in accordance with NRS 78.320.1 (in which event the meeting need not be called or noticed and need not be held), the officers of the corporation shall be authorized, empowered and directed to do and perform all acts required, necessary or desirable to carry out the amendment; and the President or a vice president, and the Secretary or an assistant secretary shall prepare and file the certificate required by NRS 78.390.1(b)(c).

2. Pursuant to NRS 78.320, a formal meeting of the Shareholders of HDH INDUSTRIES, INC. was neither called or noticed; the written consent of the Shareholders entitled to exercise a majority of the voting power was secured on September 14, 1987, unanimously approving, by resolution, the action of the Board of Directors as set forth above.

3. The foregoing resolutions are true, correct and exact copies of the resolutions adopted on September 14, 1987, and the foregoing resolutions are currently in full force and effect and has not been altered, amended, modified, rescinded or revoked.

IN WITNESS WHEREOF, the undersigned President and Secretary of HDH INDUSTRIES, INC. have executed the Certificate of Amendment this 1st day of October, 1987, to take effect as of the date of execution.

HDH INDUSTRIES, INC.

By [signature]
FORREST J. WOODWARD II, President

By [signature]
FRED B. ALLEN III, Secretary

STATE OF NEVADA)
)ss.
COUNTY OF CLARK)

On the 1st day of ~~September~~ October, 1987, before me, the undersigned Notary Public in and for the County of Clark, State of Nevada, personally appeared FORREST J. WOODWARD II and FRED B. ALLEN III, known to me to be the President and Secretary of HDH INDUSTRIES, INC., the persons who executed the foregoing Certificate of Amendment, who acknowledged to me that they executed the foregoing Certificate of Amendment in their capacities as President and Secretary of HDH INDUSTRIES, INC. and that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

M.K. LaDouceur

M.K. LaDOUCEUR
Notary Public - State of Nevada
Appointment Recorded in Clark County
My Appointment Expires Nov. 1, 1987

Notary Public in and for Said County and State

DEAN HELLER
Secretary of State
206 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
C5540-1986
Document Number:
20050472664-36

Date Filed:
10/10/2005 8:00:31 AM
In the office of

Dean Heller
Secretary of State

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important: Read attached instructions before completing form. ABOVE SPACE IS FO

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Las Vegas Resorts Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Fourth: The maximum number of shares of All classes which the corporation is authorized to have outstanding is five hundred million (500,000,000) shares, consisting of four hundred ninety five million (495,000,000) shares of common stock, all par value of $.001 per share and five million (5,000,000) shares of preferred stock all par value of $.001 per share. The holders stock shall have such rights, preferences and privileges as may be determined, prior to the issuance of such shares, by the Board. On the filing date of the Certificate of Amendment, which shall be the effective date of this Amendment, each 1500 shares of common stock outstanding as of September 20, 2005 shall be changed into 1 share of said common stock (the "Stock Split"). The Stock Split shall not change the par value of the common stock, nor change the authorized number of shares of common stock. Fractional shares will not be issued, but shall be rounded up. Holders of less than 1500 shares shall receive $0.01 per share

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 213,019,552 of 376,862,000 shares*

4. Effective date of filing (optional): (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State AM 78.385 Amend 2003 Revised on: 11/03/03

NV085 - 10/13/04 CT System Online